EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Completes Successful Drill Program at Lookout Mountain

Step-Out Drilling Results Indicate Resource Expansion Opportunity

Coeur d’Alene, Idaho – February 17, 2011 – Timberline Resources Corporation (NYSE Amex: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announces the successful completion of its 2010 exploration program and the receipt of all drill assays at its Lookout Mountain Gold Project along the prolific Battle Mountain–Eureka Trend of central Nevada.

Timberline’s Executive Chairman and Vice-President of Exploration, Paul Dircksen stated, “With consistently positive assays and recoveries, our 2010 drill results strongly support our belief in the potential for near-term development of a low capital, low operating cost, open pit, heap-leach gold mine at Lookout Mountain.  We will now complete our 43-101-compliant resource estimate, continue bench-scale metallurgical testing, and begin our Preliminary Economic Assessment (PEA).  We are greatly encouraged with results from step-out drilling to the south which indicate that the deposit remains open along strike and at depth.  We are now planning a follow-up drill program with objectives to expand the existing Lookout Mountain resource and to test other priority targets at our South Eureka property.”

Highlights from the most recent drilling at Lookout Mountain include:

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Intervals of significant oxide gold mineralization within the southern resource area, indicating excellent potential for resource expansion. Holes BHSE-068 and BHSE-070 were drilled as offset holes 150 and 350 feet south, respectively, of Hole BHSE-062, which included an interval of 71.6 metres (235 feet) grading 1.22 g/t (0.036 opt) gold.  (See Timberline Press Release of February 8, 2011, http://timberline-resources.com/main.php?page=190&press=139.)  Due to poor ground conditions, Hole BHSE-070 was abandoned in mineralization.

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Holes BHSE-075 and BHSE-076 were lost prior to intersecting targeted known flat-lying gold mineralization within a favorable stratigraphic host.  The mineralized intercepts in Hole BHSE-076 indicates the presence of structurally controlled higher-grade gold mineralization associated with the broader low-grade mineralized halo that was targeted.

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Continued ore-grade intercepts, including Hole number BHSE-076 containing intervals of 2.50 g/t (0.073 opt) gold over 19.8 metres (65 feet) and 1.15 g/t (0.034 opt) gold over 18.3 metres (60 feet) with excellent gold recoveries as shown in the table below.

Significant drill results and gold recoveries include:

Hole ID	From Feet (ft) Metres (m)	To Feet (ft) Metres (m)	Length Feet (ft) Metres (m)	Gold Grade*	Gold Recovery	Comments
BHSE-068	590 ft 179.8 m	680 ft 207.2 m	90 ft 27.4 m	0.019 opt 0.65 g/t	90.7%	Oxide
BHSE-070	210 ft 64.0 m	300 ft 91.4 m	90 ft 27.4 m	0.037 opt 1.27 g/t	92.4%	Oxide
BHSE-071	245 ft 74.7 m	295 ft 89.9 m	50 ft 15.2 m	0.021 opt 0.72 g/t	90.4%	Oxide
BHSE-072	235 ft 71.6 m	280 ft 85.3 m	45 ft 13.7 m	0.019 opt 0.65 g/t	95.1%	Oxide
BHSE-073	800 ft 243.8 m	825 ft 251.4 m	25 ft 7.6 m	0.025 opt 0.87 g/t	55.0%	Sulfide / Oxide
BHSE-076	20 ft 6.1 m	85 ft 25.9 m	65 ft 19.8 m	0.073 opt 2.50 g/t	83.1%	Oxide
BHSE-076	120 ft 36.6 m	180 ft 54.9 m	60 ft 18.3 m	0.034 opt 1.15 g/t	86.5%	Oxide

* Troy ounces per ton (opt) and grams per tonne (g/t)

All data is currently being compiled, cross-sections are being generated, and grade shells are being constructed to enable Mine Development Associates (MDA) of Reno to complete a NI 43–101 compliant resource at Lookout Mountain.  Timberline expects to release the updated resource in early March.

Lookout Mountain is the most advanced project within Timberline’s 23 square-mile South Eureka land package and is located just a few miles from Barrick Gold Corporation’s two-million ounce Archimedes / Ruby Hill mine.  Lookout Mountain hosts significant oxide gold mineralization amenable to low-cost, heap-leach recovery, along with a smaller, high-grade, sulfide resource.  In September 2010, Timberline embarked on a $2.5-million South Eureka work program, primarily designed to complete a NI 43-101 compliant resource estimate at Lookout Mountain.  The program has included 7,500 feet of core drilling, 30,000 feet of reverse circulation drilling, extensive metallurgical testing, and detailed geological mapping to better understand mineralization controls and outline additional drill targets.

Paul Dircksen is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release. He has verified the drill results and other data disclosed in this news release, including sampling, analytical and test data.  Field work has been conducted under his supervision.  The Timberline sampling and analysis program included an industry standard QA/QC program.  After logging and cutting or dividing the sample intervals in half, the samples were picked up by Inspectorate America Corporation and taken to their lab in Sparks, Nevada for analysis.  The samples were analyzed for gold using a standard 30g fire assay with an AA finish.  Samples returning a gold value in excess of 3 ppm were re-analyzed using a 30g fire assay with a gravimetric finish.

About Timberline Resources

Timberline is a U.S.-based exploration/development company with a focus on advanced-stage precious metals properties.  The Company’s management team has a solid track record of achievement in building successful companies and discovering, exploring, and developing economic mineral deposits.  Currently, Timberline is executing an aggressive exploration program at its South Eureka Property, a large drill-tested and highly prospective property in Nevada’s Battle Mountain – Eureka gold trend.  In addition, Timberline has two other business units.  The Company has a 50% carried-to-production

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interest at the Butte Highlands Joint Venture which is currently in development and targeted to begin gold production in early 2012, where the Company has also undertaken additional surface drilling to test the extent of the mineralized zone.  Timberline also has a wholly-owned subsidiary, Timberline Drilling, which provides cash flow to the Company from its underground and surface drilling operations at operating mines and advanced development and exploration projects.

Timberline is listed on the NYSE Amex where it trades under the symbol “TLR” and on the TSX Venture Exchange where it trades under the symbol “TBR”.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing of the Company’s continued drill program at Butte Highlands, the timing of assay results from such drilling program being released, the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project and South Eureka project, the targeted production date for the Butte Highlands project, targeted dates for the South Eureka technical report and PEA, results of the Company’s drilling subsidiaries, possible growth of the Company and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2010.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, Executive Chairman

Randy Hardy, CEO
Phone: 208.664.4859

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